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                                                                     EXHIBIT 8.3

                                                       WATSON, FARLEY & WILLIAMS
380 MADISON AVENUE
NEW YORK o NEW YORK 10017

TELEPHONE (212) 922-2200                                     N E W  Y O R K
FAX (212) 922-1512

Telex 6790626 WFWNY

Direct dial                                           Our reference
                                                                     02375.20065




February 10, 2003






Teekay Shipping Corporation
TK House, Bayside Executive Park
West Bay and Blake Road
P.O. Box AP-59213
Nassau, Commonwealth of the Bahamas



Dear Sirs:


TEEKAY SHIPPING CORPORATION -- REGISTRATION STATEMENT ON FORM F-3


We have acted as special counsel for Teekay Shipping Corporation, a Marshall Islands corporation (the "Company"), on matters of Marshall Islands law in connection with the Registration Statement on Form F-3 (No. 333-102594) (the "Registration Statement"), and the prospectus included therein, as supplemented by the prospectus supplement dated February 10, 2003 (the "Prospectus Supplement"), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, in connection with the issuance and sale by the Company of an aggregate of 5,000,000 [ ]% Premium Equity Participating Security Units -- PEPS(SM) Units (the "Firm Securities") and an additional 750,000 [ ]% Premium Equity Participating Security Units -- PEPS(SM) Units (the "Option Securities", and together with the Firm Securities, the "Securities") relating to the underwriters' over-allotment option.

As such counsel, we have examined the Prospectus Supplement and such other papers, documents and certificates of public officials and certificates of officers of the Company and its subsidiaries as we have deemed relevant and necessary as the basis for the opinions hereafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

This opinion is limited to the law of the Republic of The Marshall Islands. Insofar as Marshall Islands law is involved in the rendering of this opinion, we have relied on opinions of counsel in the Marshall Islands rendered in transactions which we consider to be sufficiently similar to those


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Teekay Shipping Corporation
February 10, 2003                                                         Page 2


contemplated by the Registration Statement and the Prospectus Supplement in order to afford a satisfactory basis for such opinion, and upon our independent examinations of the Associations Law of the Republic of the Marshall Islands and our knowledge and interpretation of analogous laws of the United States.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that the statements in the Prospectus Supplement under the captions "Tax Consequences -- Marshall Islands Tax Consequences" and "Taxation of Teekay -- Marshall Islands Taxation" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information expected to be relevant to purchasers of the Securities offered pursuant to the Prospectus Supplement, and fairly summarize the matters referred to therein.

We consent to the reference of our Firm under the captions "Tax Consequences -- Marshall Islands Tax Consequences", "Taxation of Teekay -- Marshall Islands Taxation" and "Legal Matters" in the Prospectus Supplement, and to the use of this opinion as an exhibit to the Registration Statement.

This opinion is solely for the benefit of and may be relied upon by the Company. This opinion may not be relied upon by any other person or entity without the prior written approval of the undersigned.

Very truly yours,

WATSON, FARLEY & WILLIAMS

/s/ Watson, Farley & Williams